EXHIBIT 10.3

EXECUTION VERSION

SECOND LIEN SECURITY AGREEMENT

dated as of November 26, 2008

among

FINLAY FINE JEWELRY CORPORATION,

FINLAY JEWELRY, INC.,

FINLAY MERCHANDISING & BUYING LLC,

eFINLAY, INC.,

CARLYLE & CO. JEWELERS LLC,

PARK PROMENADE, LLC,

L. CONGRESS, INC., and

FINLAY ENTERPRISES, INC.,

as Grantors

and

HSBC BANK USA, NATIONAL ASSOCIATION,

as Collateral Agent

This Second Lien Security Agreement and the rights and obligations evidenced hereby are subject to the terms of that certain Intercreditor Agreement (the “Intercreditor Agreement”) dated as of the date hereof among each of the Obligors (as defined in the Intercreditor Agreement), General Electric Capital Corporation, as agent for the First Lien Creditors (as defined in the Intercreditor Agreement), HSBC Bank USA, National Association, as agent for the Second Lien Creditors (as defined in the Intercreditor Agreement), and HSBC Bank USA, National Association, as agent for the Third Lien Creditors (as defined in the Intercreditor Agreement), as such Intercreditor Agreement may be amended, restated, supplemented or otherwise modified from time to time.

SECOND LIEN SECURITY AGREEMENT

SECOND LIEN SECURITY AGREEMENT, dated as of November 26, 2008 (as may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms of the Intercreditor Agreement, this “Security Agreement”), among FINLAY FINE JEWELRY CORPORATION, a Delaware corporation (“Finlay”), FINLAY JEWELRY, INC., a Delaware corporation (“Finlay Jewelry”), FINLAY MERCHANDISING & BUYING LLC, a Delaware limited liability company (“Finlay Merchandising”), eFINLAY, INC., a Delaware corporation (“eFinlay”), CARLYLE & CO. JEWELERS LLC, a Delaware limited liability company (“Carlyle”), PARK PROMENADE, LLC, a Florida limited liability company (“Park Promenade”), L. CONGRESS, INC., a Florida corporation (“Congress”) and FINLAY ENTERPRISES, INC., a Delaware corporation (“Finlay Enterprises”), (Finlay, Finlay Jewelry, Finlay Merchandising, eFinlay, Carlyle, Park Promenade, Congress and Finlay Enterprises are sometimes collectively referred to herein as “Grantors” and individually as a “Grantor”), and HSBC Bank USA, National Association, as collateral agent for itself, the Trustee and the Holders of the Notes (in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Indenture dated as of the date hereof, by and among Finlay and HSBC Bank USA, National Association, as trustee (the “Trustee”) (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms of the Intercreditor Agreement, the “Second Lien Indenture”), Finlay and the other Persons named therein as Guarantors have agreed to provide collateral security to secure the Secured Obligations (as hereinafter defined);

WHEREAS, pursuant to the Second Lien Indenture, the Grantors are entering into this Security Agreement in order to grant to the Collateral Agent for the benefit of itself, the Trustee and the Holders of the Notes such security interest in the Second Lien Collateral (as hereinafter defined) to secure the Secured Obligations, including in the case of each Grantor that is a Guarantor, its Obligations under its Guarantee;

WHEREAS, it is a condition precedent to the obligation of the Holders to purchase the Initial Notes that each Grantor shall have executed and delivered this Security Agreement;

WHEREAS, reference is made to the Intercreditor Agreement (as defined in the Second Lien Indenture);

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.         DEFINED TERMS. All capitalized terms used but not otherwise defined herein or on Annex A hereto have the meanings given to them in the Second Lien Indenture. All other terms contained in this Security Agreement, unless the context indicates otherwise, have the meanings provided for by Article 8 or 9 of the UCC to the extent the same are used or defined therein (including Accounts, Account Debtors, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Equipment, Financial Assets, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Proceeds, Software, and Supporting Obligations).

2.	GRANT OF LIEN.

(a)       To secure the prompt and complete payment, performance and observance of all of the Obligations (specifically including, in the case of each Grantor that is a Guarantor, without limitation, each such Grantor’s Obligations arising under its Guarantee), and including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Law, 11 U.S.C. § 362(a) whether or not allowed as a claim (and any successor provision thereof) (collectively, the “Secured Obligations”), each Grantor hereby grants, assigns, conveys, mortgages, pledges, hypothecates and transfers to Collateral Agent, for the benefit of itself, the Trustee and the Holders of the Notes, a Lien upon all of its right, title and interest in, to and under all personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor (including under any trade names, styles or derivations thereof), and whether owned or consigned by or to, or leased from or to, such Grantor, and regardless of where located (all of which being hereinafter collectively referred to as the “Second Lien Collateral”), including:

(i)	all Accounts;
(ii)	all Chattel Paper;
(iii)	all Documents;

(iv)      all General Intangibles (including, without limitation, payment intangibles, Software, pension reversions and tax refunds; provided, however that the interest of such Grantor in tax refunds in which a security interest is granted hereunder shall be limited to the amount payable to such Grantor under the terms of the Tax Allocation Agreement in the event that the Tax Allocation Agreement reduces such amount from that otherwise payable to such Grantor as a tax refund);

(v)       all Equipment (excluding any equipment to the extent Grantor is prohibited from granting a lien on such equipment pursuant to the terms of the License Agreements set forth on Schedule A hereto, but including such equipment in the event that any such License Agreement or amendment, modification or waiver of any provision thereof hereafter permits the granting of a lien or encumbrance on such equipment);

(vi)      all Fixtures (excluding any fixture to the extent Grantor is prohibited from granting a lien on such fixture pursuant to the terms of the License Agreements set forth on Schedule A hereto, but including such fixture in the event that any such License Agreement or amendment, modification or waiver of any provision thereof hereafter permits the granting of a lien or encumbrance on such fixture);

(vii)	all Goods;

(viii)    all Inventory (excluding Consignment Inventory);

(ix)	all Instruments;
(x)	all Investment Property;

(xi)      all Deposit Accounts, of any Grantor, including all depository accounts, disbursement accounts and all other bank accounts and all deposits therein;

(xii)     all money, cash or cash equivalents of any Grantor;

(xiii)    all Supporting Obligations and Letter-of-Credit Rights of any Grantor;

(xiv)    to the extent not otherwise included, all Proceeds (including all proceeds of any kind of Consignment Inventory, except to the extent that any consignor has an interest in payments under property and casualty insurance), tort claims, insurance claims and other rights to payments not otherwise included in the foregoing and products of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of, each of the foregoing.

(b)       In addition, subject to the terms of the Intercreditor Agreement, to secure the prompt and complete payment, performance and observance of the Secured Obligations and in order to induce Collateral Agent, Initial Purchasers, Trustee and Holders of the Notes as aforesaid, each Grantor hereby grants to Collateral Agent, for the benefit of itself, the Trustee and the Holders of the Notes, a right of setoff against the property of such Grantor held by Collateral Agent or any Holder of a Note, consisting of property described above in Section 2(a) now or hereafter in the possession or custody of or in transit to Collateral Agent or any Holder of a Note, for any purpose, including safekeeping, collection or pledge, for the account of such Grantor, or as to which such Grantor may have any right or power, which such right of setoff may be exercised by Collateral Agent if an Event of Default has occurred and is continuing.

(c)       Notwithstanding anything to the contrary set forth above, the types or items of Second Lien Collateral described above shall not include (i) any rights or interests in any contract, lease, permit, license, charter or license agreement covering real or personal property, as such, if under the terms of such contract, lease, permit, license, charter or license agreement, or applicable law with respect thereto, the valid grant of a security interest or Lien therein to the Collateral Agent is prohibited and such prohibition has not been or is not waived or the consent of the other party to such contract, lease, permit, license, charter or license agreement has not been or is not otherwise obtained or under applicable law such prohibition cannot be waived, provided that the foregoing exclusion shall in no way be construed (a) to apply if any such prohibition is ineffective or unenforceable under Sections 9-406, 9-407, 9-408 or 9-409 of the UCC or other applicable law or (b) so as to limit, impair or otherwise affect Collateral Agent’s unconditional continuing security interests in and Liens upon any rights or interests of Grantors in or to monies due or to become due under any such contract, lease, permit, license, charter or license agreement (including any Accounts) or (ii) capital stock of a Controlled Foreign Corporation in excess of 65% of the voting power of all classes of capital stock of such Controlled Foreign Corporation entitled to vote; provided that immediately upon the amendment of the Code to allow the pledge of a greater percentage of the voting power of capital stock in a Controlled Foreign Corporation without adverse tax consequences, the Second Lien Collateral shall include, and the security interest granted by each Grantor shall attach to, such greater percentage of capital stock of each Controlled Foreign Corporation.

(d)       Intercreditor Agreement Prevails. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent pursuant to or in connection with this Security Agreement and the exercise of any right or remedy against the Second Lien Collateral by the Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement and, in the event of any conflict or inconsistency between the provisions of this Security Agreement and the Intercreditor Agreement, the terms of the Intercreditor Agreement shall prevail. The parties hereto acknowledge, and the Collateral Agent hereby agrees, that until the First Lien Termination Date, (x) the First Lien Agent shall hold that portion of the Second Lien Collateral that is represented by a certificate or that is a Document or an Instrument and shall have “control” (within the meaning of Section 8-106, 9-106 or 9-104 of the UCC, as applicable) over that portion of the Second Lien Collateral consisting of Investment Property, and (y) to the extent that any Deposit Account is under the control of the First Lien Agent at any time, the First Lien Agent will act as bailee for such Deposit Accounts and the cash and other assets therein as provided in Section 3.4 of the Intercreditor Agreement, in each case, for and on behalf of the Collateral Agent, Trustee and Holders of the Notes, as bailee and/or agent for such parties for the purpose of perfecting a security interest in such Second Lien Collateral pursuant to and in accordance with the terms of the Intercreditor Agreement.

3.         COLLATERAL AGENT'S, TRUSTEE'S AND HOLDERS' RIGHTS: LIMITATIONS ON COLLATERAL AGENT'S, TRUSTEE'S AND HOLDERS' OBLIGATIONS.

(a)       It is expressly agreed by Grantors that, anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of its Contracts and each of its Licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder. Neither Collateral Agent, Trustee nor any Holder of a Note shall have any obligation or liability under any Contract or License by reason of or arising out of this Security Agreement or the granting herein of a Lien thereon or the receipt by Collateral Agent, Trustee or by any Holder of a Note of any payment relating to any Contract or License pursuant hereto. Neither Collateral Agent, Trustee nor any Holder of a Note shall be required or obligated in any manner to perform or fulfill any of the obligations of any Grantor under or pursuant to any Contract or License, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract or License, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(b)       In addition to and not in substitution for any similar requirement in the Second Lien Indenture, Collateral Agent may at any time after an Event of Default has occurred and is continuing, but subject to the terms of the Intercreditor Agreement, without prior notice to any Grantor, notify Account Debtors and other Persons obligated on the Second Lien Collateral that Collateral Agent has a security interest therein, and that payments shall be made directly to Collateral Agent. Upon the request of Collateral Agent, each Grantor shall so notify Account Debtors and other Persons obligated on Second Lien Collateral. Once any such notice has been given to any Account Debtor or other Person obligated on the Second Lien Collateral, the affected Grantor shall not give any contrary instructions to such Account Debtor or other Person without Collateral Agent’s prior written consent.

(c)       Upon the occurrence of a Default or Event of Default and subject to the terms of the Intercreditor Agreement, Collateral Agent may at any time in Collateral Agent’s own name, in the name of a nominee of Collateral Agent or in the name of any Grantor communicate (by mail, telephone, facsimile or otherwise) with Account Debtors, parties to Contracts and obligors in respect of Instruments to verify with such Persons, to Collateral Agent’s satisfaction, the existence, amount terms of, and any other matter relating to, Accounts, Instruments, Chattel Paper and/or payment intangibles. If an Event of Default shall have occurred and be continuing, each Grantor, at its own expense, shall cause the independent certified public accountants then engaged by such Grantor to prepare and deliver to Collateral Agent and each Holder of a Note at any time and from time to time promptly upon Collateral Agent’s request the following reports with respect to each Grantor: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts as Collateral Agent may request. If requested by Collateral Agent, each Grantor, at its own expense, shall deliver to Collateral Agent the results of each physical verification, if any, which such Grantor may in its discretion have made, or caused any other Person to have made on its behalf, of all or any portion of its Inventory.

(d)       Notwithstanding the foregoing, the Collateral Agent shall not have any duties or obligations except those expressly set forth in the Note Documents. Without limiting the generality of the foregoing, (i) the Collateral Agent shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing and (ii) the Collateral Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Note Documents that the Collateral Agent is expressly required under the terms of the Note Documents to exercise upon direction by the Trustee (or by the Holders of a majority in aggregate principal amount of the then outstanding Notes). The Collateral Agent shall take such actions and exercise such remedies hereunder and under the other Note Documents as it is from time to time directed, in writing, to take or exercise by the Trustee (or the Holders of a majority in aggregate principal amount of the then outstanding Notes); provided that the Collateral Agent shall not be obligated to take any such action that adversely affects the rights, duties, liabilities or immunities of the Collateral Agent (and subject to the terms of the Note Documents). Absent manifest error, the Collateral Agent shall be entitled to rely conclusively, without any independent investigation whatsoever, and shall be fully protected in so relying, on any direction, instruction or consent of the Trustee (or the Holders of a majority in aggregate principal amount of the then outstanding Notes), if such direction, instruction or consent is authorized to be given on behalf of the Trustee (or the Holders of a majority in aggregate principal amount of the then outstanding Notes). The Collateral Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Trustee (or the Holders of a majority in aggregate principal amount of the then outstanding Notes) or in the absence of its own gross negligence or willful misconduct. In no event shall the Collateral Agent be liable, directly or indirectly, for any special, indirect or consequential damages, even if the Collateral Agent has been advised of the possibility of such damages.

4.         REPRESENTATIONS AND WARRANTIES. Each Grantor represents and warrants that:

(a)       Each Grantor has rights in and the corporate or limited liability company power, as applicable, to transfer each item of the Second Lien Collateral upon which it purports to grant a Lien hereunder free and clear of any and all Liens other than the Permitted Liens.

(b)       No effective security agreement, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Second Lien Collateral is on file or of record in any public office, except such as may have been filed (i) by any Grantor in favor of Collateral Agent pursuant to this Security Agreement or the other Note Documents, and (ii) in connection with Permitted Liens.

(c)       This Security Agreement is effective to create a valid and continuing Lien on and, upon the filing of the appropriate financing statements listed on Schedule I hereto, a perfected Lien in favor of Collateral Agent, for the benefit of itself, the Trustee and Holders of the Notes, on the Second Lien Collateral with respect to which a Lien may be perfected by filing pursuant to the UCC. Such Lien is prior to all other Liens, except Liens in favor of the First Lien Agent or Permitted Liens that would be prior to Liens in favor of Collateral Agent for the benefit of itself, Trustee and the Holders of the Notes as a matter of law, and is enforceable as such against any and all creditors of and purchasers from any Grantor (other than purchasers and lessees of Inventory in the ordinary course of business or to the extent provided for under Section 9-

408(d) of the UCC). All action by any Grantor necessary or desirable to protect and perfect such Lien on each item of the Second Lien Collateral has been duly taken.

(d)       Schedule II hereto lists all Instruments, Letter-of-Credit Rights and Chattel Paper of each Grantor as of the date hereof. All action by any Grantor necessary or desirable to protect and perfect the Lien of Collateral Agent on each item set forth on Schedule II hereto (including the delivery of all originals thereof to Collateral Agent (or its agent, bailee or designee, including the First Lien Agent pursuant to and in accordance with the First Lien Collateral Documents and the Intercreditor Agreement) and, subject to the terms of the Intercreditor Agreement, the legending of all Chattel Paper as required by Section 5(b) hereof) has been duly taken. The Lien of Collateral Agent, for the benefit of itself, the Trustee and the Holders of the Notes, on the Second Lien Collateral listed on Schedule II hereto is prior to all other Liens, except Liens in favor of the First Lien Agent or Permitted Liens that would be prior to the Liens in favor of Collateral Agent as a matter of law, and is enforceable as such against any and all creditors of and purchasers from any Grantor.

(e)       Each Grantor’s name as it appears in official filings in the state of its incorporation or other organization, the type of entity of each Grantor (including corporation, partnership, limited partnership or limited liability company), organizational identification number issued by each Grantor’s state of incorporation or organization or a statement that no such number has been issued, each Grantor’s state of organization or incorporation, the location of each Grantor’s chief executive office, principal place of business, offices, all warehouses and premises where Second Lien Collateral is stored or located, and the locations of its books and records concerning the Second Lien Collateral are set forth on Schedule III hereto. Each Grantor has only one state of incorporation or organization.

(f)	[Intentionally Omitted].
(g)	[Intentionally Omitted].

(h)       No Grantor has any interest in, or title to, any Patent, registered Trademark or registered Copyright except as set forth in Schedule IV hereto. This Security Agreement is effective to create a valid and continuing Lien on and, upon filing of the Copyright Security Agreements with the United States Copyright Office and filing of the Patent Security Agreements and the Trademark Security Agreements with the United States Patent and Trademark Office, perfected Liens in favor of Collateral Agent on each Grantor’s Patents, Trademarks and Copyrights and such perfected Liens are enforceable as such as against any and all creditors of and purchasers from any Grantor to the extent provided for under Section 9-408(d) of the UCC. Upon filing of the Copyright Security Agreements with the United States Copyright Office and filing of the Patent Security Agreements and the Trademark Security Agreements with the United States Patent and Trademark Office and the filing of appropriate financing statements listed on Schedule I hereto, all action necessary or desirable to protect and perfect Collateral Agent’s Lien on each Grantor’s Patents, Trademarks or Copyrights shall have been duly taken.

5.         COVENANTS. Each Grantor covenants and agrees with Collateral Agent, for the benefit of itself, the Trustee and the Holders of the Notes, that from and after the date of this Security Agreement and subject to the terms of the Intercreditor Agreement, until the Termination Date:

(a)       Further Assurances: Pledge of Instruments; Chattel Paper; Deposit Accounts.

(i)        At any time and from time to time, upon the written request of Collateral Agent and at the sole expense of Grantors, each Grantor shall promptly and duly execute and deliver to Collateral Agent (or its agent, bailee or designee, including the First Lien Agent pursuant to and in accordance with the First Lien Collateral Documents and the Intercreditor Agreement) any and all such further instruments and documents and take such further actions as may be required by the Collateral Documents, applicable law or as required to obtain the full benefits of this Security Agreement and of the rights and powers herein granted, including (A) unless otherwise provided under Section 11.12(a) of the Second Lien Indenture, using its commercially reasonable efforts to secure all consents and approvals necessary or appropriate for the assignment to or for the benefit of Collateral Agent of any License or Contract held by such Grantor and to enforce the security interests granted hereunder; and (B) filing any financing or continuation statements under the UCC with respect to the Liens granted hereunder or under any other Note Document as to those jurisdictions that are not UCC jurisdictions. Notwithstanding anything to the contrary contained herein, Collateral Agent shall have no responsibility for the preparing, recording, filing, re-recording, or re-filing of any financing statement, continuation statement or other instrument in any public office.

(ii)       Unless Collateral Agent shall otherwise consent in writing (which consent may be revoked), each Grantor shall deliver to Collateral Agent (or its agent, bailee or designee, including the First Lien Agent pursuant to and in accordance with the First Lien Collateral Documents and the Intercreditor Agreement) all Second Lien Collateral consisting of negotiable Documents, certificated securities, Chattel Paper and Instruments (in each case, accompanied by stock powers, allonges or other instruments of transfer executed in blank) (excluding instruments evidencing ordinary course employee loans or advances, the aggregate principal amount of all such loans and advances shall not exceed $150,000 at any time, plus amounts permitted under Section 4.07(b)(iv) of the Second Lien Indenture) promptly after such Grantor receives the same.

(iii)      Each Grantor shall, after the First Lien Termination Date, to the extent required under the terms of the Second Lien Indenture, obtain or use its commercially reasonable efforts to obtain waivers or subordinations of Liens from landlords and mortgagees, and each Grantor shall, after theFirst Lien Termination Date, to the extent required under the Second Lien Indenture, obtain signed acknowledgements of Collateral Agent’s Liens from bailees having possession of any Grantor’s Goods that they hold for the benefit of Collateral Agent.

(iv)      After the First Lien Termination Date, if required by the terms of the Second Lien Indenture and not waived by Collateral Agent in writing (which waiver may be revoked), each Grantor shall obtain or use commercially reasonable efforts to obtain authenticated Control Letters from each issuer of uncertificated securities, securities intermediary, or commodities intermediary issuing or holding any financial assets or commodities to or for any Grantor (it being understood and agreed that Collateral Agent shall not issue any entitlement orders or other instructions under any such Control Letter except in accordance with the terms of the Intercreditor Agreement and in any event unless an Event of Default has occurred and is continuing).

(v)       To the extent required under Section 5(a)(x) hereof and Section 3.4(e) of the Intercreditor Agreement, each Grantor shall obtain a blocked account, lockbox or similar agreement with each bank or financial institution holding a Deposit Account for such Grantor, in each case in form and substance reasonably satisfactory to the Controlling Agent.

(vi)      Each Grantor that is or becomes the beneficiary of a letter of credit shall promptly, and in any event within five (5) Business Days after becoming a beneficiary, notify Collateral Agent thereof and enter into a tri-party agreement with Collateral Agent (or its agent, bailee or designee, including the First Lien Agent pursuant to and in accordance with the First Lien Collateral Documents and the Intercreditor Agreement) and the issuer and/or confirmation bank with respect to Letter-of-Credit Rights assigning such Letter-of-Credit Rights to Collateral Agent (or its agent, bailee or designee, including the First Lien Agent pursuant to and in accordance with the First Lien Collateral Documents and the Intercreditor Agreement), all in form and substance reasonably satisfactory to Controlling Agent.

(vii)     Each Grantor shall take all steps necessary to grant the Collateral Agent (or its agent, bailee or designee, including the First Lien Agent pursuant to and in accordance with the First Lien Collateral Documents and the Intercreditor Agreement) control of all electronic chattel paper in accordance with the UCC and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

(viii)    Each Grantor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any filing office in any UCC jurisdiction any initial financing statements and amendments thereto that (a) indicate the Second Lien Collateral (i) as all assets of such Grantor or words of similar effect, regardless of whether any particular asset comprised in the Second Lien Collateral falls within the scope of Article 9 of the UCC or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor, and (ii) in the case of a financing statement filed as a fixture filing or indicating Second Lien Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Second Lien Collateral relates. Each Grantor agrees to furnish any such information to the Collateral Agent promptly upon request. Each Grantor also ratifies its authorization for the Collateral Agent to have filed in any UCC jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

(ix)      Each Grantor shall promptly, and in any event within five (5) Business Days after the same is acquired by it, notify Collateral Agent of any Commercial Tort Claim acquired by it and unless otherwise consented by Collateral Agent, such Grantor shall enter into a supplement to this Security Agreement, granting to Collateral Agent a Lien in such Commercial Tort Claim.

(x)       Blocked Accounts. Schedule V lists all banks and other financial institutions at which any Grantor maintains deposit or other accounts as of the date hereof, and such Schedule correctly identifies the name, address and telephone number of each depositary, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor

(xi)      Deposit Account Control Agreements Prior to the First Lien Termination Date. Prior to the First Lien Termination Date, the parties hereto agree that no Grantor shall suffer or permit any deposit, checking or other account to be maintained at any bank, savings and loan association or other financial institution which accepts deposits, other than (1) Deposit Accounts subject to Deposit Account Control Agreements, (2) payroll, disbursement and health benefit accounts, (3) the “Cash Collateral Account” (as defined in, and permitted by, the First Lien Credit Agreement), (4) accounts into which funds are deposited pursuant to ERISA or any employee benefit plan or any other similar trust account and (5) any other account which is not required to be subject to a Deposit Account Control Agreement as determined by the First Lien Agent in its discretion. For the avoidance of doubt, the parties acknowledge and agree that prior to the First Lien Termination Date pursuant to Section 3.4(e) of the Intercreditor Agreement, any Deposit Account Control Agreements entered into in favor of the First Lien Agent at any time shall be held by the First Lien Agent as gratuitous bailee for the Collateral Agent for the purpose of perfecting the Liens of the Collateral Agent, Trustee and Holders of the Notes in such Deposit Accounts and the cash and other assets therein.

(xii)     Deposit Account Control Agreements After the First Lien Termination Date. After the First Lien Termination Date, the parties hereto agree that no Grantor shall suffer or permit any deposit, checking or other account to be maintained at any bank, savings and loan association or other financial institution which accepts deposits, other than:

(A)      Deposit Accounts subject to Deposit Account Control Agreements in favor of the Collateral Agent (including, without limitation, those Deposit Account Control Agreements (or other effective transfer documents) transferring control of the applicable Deposit Accounts to the Collateral Agent pursuant to Section 3.4(e) of the Intercreditor Agreement);

(B)      payroll, disbursement and health benefit accounts; provided, that no Grantor shall accumulate or maintain cash in such accounts as of any date of determination in excess of the checks outstanding against such accounts as of that date and amounts necessary to meet minimum balance requirements;

(C)      accounts into which funds are deposited pursuant to ERISA or any employee benefit plan or any other similar trust account; provided, that no Grantor shall accumulate or maintain cash in such accounts as of any date of determination in excess of the checks outstanding against such accounts as of that date and amounts necessary to meet minimum balance requirements; and

(D)      either (x) any other account (including, without limitation, local deposit accounts) of the Grantors; provided, that the Grantors maintain a cash management system substantially similar to the cash management system in existence on the date hereof and which includes at all times a requirement to sweep all amounts on deposit in any Deposit Accounts not subject to a Deposit Account Control Agreement no later that the first Business Day after the receipt thereof, which cash sweeps shall credit all swept funds into Deposit Accounts of the Grantors which shall at all times be subject to Deposit Account Control Agreements in favor of the Collateral Agent and, provided, further, that with respect to any local deposit accounts, the Grantors shall be permitted to maintain funds on deposit equaling the minimum balance requirements, and the funds in excess of such amounts shall be swept in accordance with the preceding proviso no later than the second Business Day after receipt thereof; or (y) any other accounts set forth on Schedule VI hereto (such schedule to be delivered to the Collateral Agent upon the First Lien Termination Date, and which may be amended from time to time thereafter) which accounts described in this subclause 5(xii)(D)(y) shall not have an aggregate balance at any time in excess of $3,000,000.

(xiii)    Acknowledgment of Consignment Terms. The Collateral Agent is hereby authorized and directed by the Holders (acceptance of the Notes by the Holders on the Issue Date to be conclusive evidence of such authority and direction), promptly upon written request from any Grantor to the Collateral Agent, to execute and deliver an Acknowledgment of Consignment Terms from time to time for delivery to any provider of Consignment Inventory to a Grantor; provided, however, that in no event shall the Grantors request delivery to any provider of Consignment Inventory that has not previously delivered a Consignor Letter in favor of the Controlling Agent.

(b)       Maintenance of Records. Grantors shall keep and maintain, at their own cost and expense, satisfactory and complete records of the Second Lien Collateral, including a record of any and all payments received and any and all credits granted with respect to the Second Lien Collateral and all other dealings with the Second Lien Collateral. Subject to the terms of the Intercreditor Agreement, Grantors shall mark their books and records pertaining to the Second Lien Collateral to evidence this Security Agreement and the Liens granted hereby. If any Grantor retains possession of any Chattel Paper or Instruments with First Lien Agent’s or Collateral Agent’s consent, such Chattel Paper and Instruments shall be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to (i) the first lien security interest of General Electric Capital Corporation, as first lien agent (the “First Lien Agent”), for the benefit of itself and certain lenders, (ii) the second lien security interest of HSBC Bank USA, National Association, as second lien agent (the “Second Lien Agent”), for the benefit of itself, the trustee and certain noteholders, and (iii) the third lien security interest of HSBC Bank USA, National Association, as third lien agent (the “Third Lien Agent”), for the benefit of itself, the trustee and certain noteholders. Such security interests, and the rights of the various secured parties thereunder are governed by, and subject to, the terms and conditions of a certain Intercreditor Agreement, dated as of November 26, 2008, among Finlay Enterprises, Inc. and certain of its affiliates, the First Lien Agent, the Second Lien Agent, and the Third Lien Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.”

(c)       Covenants Regarding Patent, Trademark and Copyright Collateral.

(i)        Grantors shall notify Collateral Agent immediately if they know or have reason to know that any application or registration relating to any Patent, Trademark or Copyright (now or hereafter existing) may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding any Grantor’s ownership of any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same, unless the applicable Grantor shall determine that such Patent, Trademark or Copyright is not material to the conduct of its business.

(ii)       In no event shall any Grantor, either itself or through any agent, employee, licensee or designee, file an application for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency, without giving Collateral Agent prior written notice thereof, and, upon request of Collateral Agent, Grantor shall execute and deliver any and all Patent Security Agreements, Copyright Security Agreements or Trademark Security Agreements as Collateral Agent may request to evidence Collateral Agent’s Lien on such Patent, Trademark or Copyright, and the General Intangibles of such Grantor relating thereto or represented thereby.

(iii)      Grantors shall take all actions necessary or required under the Collateral Documents or applicable law to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of the Patents, Trademarks and Copyrights (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings, unless the applicable Grantor shall determine that such Patent, Trademark or Copyright is not material to the conduct of its business.

(iv)      In the event that any of the Patent, Trademark or Copyright Collateral is infringed upon, or misappropriated or diluted by a third party, such Grantor shall comply with Section 5(a)(ix) of this Security Agreement. Such

Grantor shall, unless such Grantor shall reasonably determine that such Patent, Trademark or Copyright Collateral is in no way material to the conduct of its business or operations, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as Collateral Agent shall deem appropriate under the circumstances to protect such Patent, Trademark or Copyright Second Lien Collateral.

(d)       Indemnification. In any suit, proceeding or action brought by Collateral Agent, Trustee or any Holder of a Note relating to any Second Lien Collateral for any sum owing with respect thereto or to enforce any rights or claims with respect thereto, each Grantor will save, indemnify and keep Collateral Agent and the Holders of the Notes harmless from and against all expenses (including reasonable attorneys’ fees and expenses), loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the Account Debtor or other Person obligated on the Second Lien Collateral, arising out of a breach by any Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from such Grantor, except in the case of Collateral Agent, Trustee or any Holder of a Note, to the extent such expenses, losses, or damages are attributable solely to the gross negligence or willful misconduct of Collateral Agent, Trustee or such Holder of a Note as finally determined by a court of competent jurisdiction. All such obligations of Grantors shall be and remain enforceable against and only against Grantors and shall not be enforceable against Collateral Agent, Trustee or any Holder of a Note.

(e)       Compliance with Terms of Accounts, etc. In all material respects, each Grantor will perform and comply with all obligations in respect of the Second Lien Collateral and all other agreements to which it is a party or by which it is bound relating to the Second Lien Collateral.

(f)        Limitation on Liens on Second Lien Collateral. No Grantor will create, permit or suffer to exist, and each Grantor will defend the Second Lien Collateral against, and take such other action as is necessary to remove, any Lien on the Second Lien Collateral except Permitted Liens, and will defend the right, title and interest of Collateral Agent, Trustee and the Holders of the Notes in and to any of such Grantor’s rights under the Second Lien Collateral against the claims and demands of all Persons whomsoever.

(g)       Limitations on Disposition. No Grantor will sell, license, lease, transfer or otherwise dispose of any of the Second Lien Collateral, or attempt or contract to do so except as permitted by the Second Lien Indenture.

(h)       Further Identification of Second Lien Collateral. Grantors will, if so requested by Collateral Agent, furnish to Collateral Agent, as often as Collateral Agent requests, statements and schedules further identifying and describing the Second Lien Collateral and such other reports in connection with the Second Lien Collateral as may be required by the Collateral Documents or applicable law, all in such detail as Collateral Agent may specify.

(i)        Notices. Grantors will advise Collateral Agent promptly, in reasonable detail, (i) of any Lien (other than Permitted Liens) or claim in excess of $2,000,000 made or asserted against any of the Second Lien Collateral, and (ii) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Second Lien Collateral or on the Liens created hereunder or under any other Note Document.

(j)        Good Standing Certificates. If requested by the Collateral Agent, not less frequently than once during each calendar quarter, each Grantor shall, unless Collateral Agent shall otherwise consent, provide to Collateral Agent a certificate of good standing from its state of incorporation or organization.

(k)       No Reincorporation. Without limiting the prohibitions on mergers involving the Grantors contained in the Second Lien Indenture, no Grantor shall reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the date hereof except in accordance with Section 11.12 of the Second Lien Indenture.

(l)        Terminations; Amendments Not Authorized. Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement, other than the financing statements, amendments and termination statements in favor of (i) the First Lien Agent in connection with the any liens pursuant to the First Lien Collateral Documents, (ii) the Third Lien Agent (as defined in the Intercreditor Agreement) in connection with any liens pursuant to the Third Lien Collateral Documents, or (iii) other holders of Permitted Liens, without the prior written consent of Collateral Agent and agrees that it will not do so without the prior written consent of Collateral Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the UCC.

(m)      Terminations. Each Grantor shall prepare and file termination statements and releases in accordance with Section 11.07 of the Second Lien Indenture.

6.         COLLATERAL AGENT'S APPOINTMENT AS ATTORNEY-IN-FACT. On the Issue Date each Grantor shall execute and deliver to Collateral Agent a power of attorney (the “Power of Attorney”) substantially in the form attached hereto as Exhibit A. The power of attorney granted pursuant to the Power of Attorney is a power coupled with an interest and shall be irrevocable until the Termination Date. The powers conferred on Collateral Agent, for the benefit of itself, the Trustee and the Holders of the Notes, under the Power of Attorney are solely to protect Collateral Agent’s interests (for the benefit of itself, the Trustee and the Holders of the Notes) in the Second Lien Collateral and shall not impose any duty upon Collateral Agent, Trustee or any Holder of a Note to exercise any such powers. Collateral Agent agrees that (a) except for the powers granted in clause (h) of the Power of Attorney, it shall not exercise any power or authority granted under the Power of Attorney except in accordance with the terms of the Intercreditor Agreement and in any event, it shall not exercise any such power or authority unless an Event of Default has occurred and is continuing, and (b) Collateral

Agent shall account for any moneys received by Collateral Agent in respect of any foreclosure on or disposition of Second Lien Collateral pursuant to the Power of Attorney in accordance with the terms of the Intercreditor Agreement, provided that none of Collateral Agent, Trustee or any Holder of a Note shall have any duty as to any Second Lien Collateral, except as provided under the UCC, and Collateral Agent, Trustee and the Holders of the Notes shall be accountable only for amounts that they actually receive as a result of the exercise of such powers. NONE OF AGENT, TRUSTEE, THE HOLDERS OF THE NOTES OR THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL BE RESPONSIBLE TO ANY GRANTOR FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY OR OTHERWISE, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION, NOR FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

7.	Remedies: Rights Upon Default.

(a)       In addition to all other rights and remedies granted to it under this Security Agreement, the Second Lien Indenture, the other Note Documents and under any other instrument or agreement securing, evidencing or relating to any of the Secured Obligations, if any Event of Default shall have occurred and be continuing, Collateral Agent may, subject to the terms of the Intercreditor Agreement, exercise all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, each Grantor expressly agrees that in any such event Collateral Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon such Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may forthwith enter upon the premises of such Grantor where any Second Lien Collateral is located through self-help, without judicial process, without first obtaining a final judgment or giving such Grantor or any other Person notice and opportunity for a hearing on Collateral Agent’s claim or action and may collect, receive, assemble, process, appropriate and realize upon the Second Lien Collateral, or any part thereof, and may forthwith sell, lease, license, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Second Lien Collateral (or contract to do so), or any part thereof, in one or more parcels at a public or private sale or sales, at any exchange at such prices as it may deem acceptable, for cash or on credit or for future delivery without assumption of any credit risk. Collateral Agent, Trustee or any Holder of a Note shall have the right upon any such public sale or sales and, to the extent permitted by law and the terms of the Intercreditor Agreement, upon any such private sale or sales, to purchase for the benefit of itself, the Trustee and the Holders of the Notes, the whole or any part of said Second Lien Collateral so sold, free of any right or equity of redemption, which equity of redemption each Grantor hereby releases. Such sales may be adjourned and continued from time to time with or without notice. Collateral Agent shall have the right to conduct such sales on any Grantor’s premises or elsewhere and shall have the right to use any Grantor’s premises without charge for such time or times as Collateral Agent deems necessary or advisable.

(b)       If any Event of Default shall have occurred and be continuing, each Grantor further agrees, subject to the terms of the Intercreditor Agreement, at Collateral Agent’s request, to assemble the Second Lien Collateral and make it available to Collateral Agent at a place or places designated by Collateral Agent which are reasonably convenient to Collateral Agent and such Grantor, whether at such Grantor’s premises or elsewhere. Until Collateral Agent is able to effect a sale, lease, or other disposition of Second Lien Collateral, Collateral Agent shall have the right to hold or use Second Lien Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Second Lien Collateral or its value or for any other purpose deemed appropriate by Collateral Agent. Collateral Agent shall have no obligation to any Grantor to maintain or preserve the rights of such Grantor as against third parties with respect to Second Lien Collateral while Second Lien Collateral is in the possession of Collateral Agent. Collateral Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Second Lien Collateral and to enforce any of Collateral Agent’s remedies (for the benefit of itself, Trustee and the Holders of the Notes), with respect to such appointment without prior notice or hearing as to such appointment. Collateral Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale to the Secured Obligations as provided in the Intercreditor Agreement, and only after so paying over such net proceeds, and after the payment by Collateral Agent of any other amount required by any provision of law, need Collateral Agent account for the surplus, if any, to any Grantor. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against Collateral Agent, Trustee or any Holder of a Note arising out of the repossession, retention or sale of the Second Lien Collateral except such as arise solely out of the gross negligence or willful misconduct of such Collateral Agent, Trustee or such Holder of a Note as finally determined by a court of competent jurisdiction. Each Grantor agrees that ten (10) days prior notice by Collateral Agent of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. Grantors shall remain liable for any deficiency if the proceeds of any sale or disposition of the Second Lien Collateral are insufficient to pay all Obligations, including any attorneys’ fees and other expenses incurred by Collateral Agent, Trustee or any Holder of a Note to collect such deficiency.

(c)       Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by the UCC and other applicable law) of any kind in connection with this Security Agreement or any Second Lien Collateral.

(d)       To the extent that applicable law imposes duties on the Collateral Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for the Collateral Agent (i) to fail to incur expenses reasonably deemed significant by the Collateral Agent to prepare Second Lien Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Second Lien Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Second Lien Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Second Lien Collateral or to remove Liens on or any adverse claims against Second Lien Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Second Lien Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Second Lien Collateral through publications or media of general circulation, whether or not the Second Lien Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as the Grantor, for expressions of interest in acquiring all or any portion of such Second Lien Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Second Lien Collateral, whether or not the Second Lien Collateral is of a specialized nature, (viii) to dispose of Second Lien Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Second Lien Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Collateral Agent against risks of loss, collection or disposition of Second Lien Collateral or to provide to the Collateral Agent a guaranteed return from the collection or disposition of Second Lien Collateral, or (xii) to the extent deemed appropriate by the Collateral Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Collateral Agent in the collection or disposition of any of the Second Lien Collateral. Each Grantor acknowledges that the purpose of this Section 7(d), is to provide non-exhaustive indications of what actions or omissions by the Collateral Agent would not be commercially unreasonable in the Collateral Agent’s exercise of remedies against the Second Lien Collateral and that other actions or omissions by the Collateral Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 7(d). Without limitation upon the foregoing, nothing contained in this Section 7(d) shall be construed to grant any rights to any Grantor or to impose any duties on Collateral Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 7(d).

(e)       Neither the Collateral Agent, Trustee nor the Holders of the Notes shall be required to make any demand upon, or pursue or exhaust any of their rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any of their rights or remedies with respect to any Second Lien Collateral therefor or any direct or indirect guarantee thereof. Neither the Collateral Agent, Trustee nor the Holders of the Notes shall be required to marshal the Second Lien Collateral or any guarantee of the Secured Obligations or to resort to the Second Lien Collateral or any such guarantee in any particular order, and all of its and their rights hereunder or under any other Note Document shall be cumulative. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Collateral Agent, Trustee or any Holder of a Note, any

valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Second Lien Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise.

8.         GRANT OF LICENSE TO USE INTELLECTUAL PROPERTY COLLATERAL. Subject to the terms of the Intercreditor Agreement, for the purpose of enabling Collateral Agent to exercise rights and remedies under Section 7 hereof (including, without limiting the terms of Section 7 hereof, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of Second Lien Collateral) at such time as Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to Collateral Agent, for the benefit of itself, Trustee and Holders of the Notes, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

9.         LIMITATION ON COLLATERAL AGENT'S, TRUSTEE'S AND HOLDERS' DUTY IN RESPECT OF SECOND LIEN COLLATERAL. Collateral Agent, Trustee and each Holder of a Note shall use reasonable care with respect to the Second Lien Collateral in its possession or under its control. Neither Collateral Agent, Trustee nor any Holder of a Note shall have any other duty as to any Second Lien Collateral in its possession or control or in the possession or control of any agent or nominee of Collateral Agent, Trustee or such Holder of a Note or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

10.       REINSTATEMENT. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

11.       NOTICES. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Security Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Second Lien Indenture.

12.       SEVERABILITY. Whenever possible, each provision of this Security Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Security Agreement. This Security Agreement is to be read, construed and applied together with the Second Lien Indenture, the other Note Documents, including the Intercreditor Agreement which, taken together, set forth the complete understanding and agreement of Collateral Agent, Trustee, the Holders of the Notes and Grantors with respect to the matters referred to herein and therein.

13.       NO WAIVER; CUMULATIVE REMEDIES. Neither the Collateral Agent, the Trustee nor any Holder of a Note shall by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Collateral Agent and then only to the extent therein set forth. A waiver by Collateral Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Collateral Agent would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of Collateral Agent, Trustee or any Holder of a Note, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Collateral Agent and Grantors.

14.       LIMITATION BY LAW. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

15.       TERMINATION OF THIS SECOND LIEN SECURITY AGREEMENT. Subject to Section 10 hereof, this Security Agreement shall terminate upon the Termination Date.

16.       SUCCESSORS AND ASSIGNS. This Security Agreement and all obligations of Grantors hereunder shall be binding upon the successors and assigns of each Grantor (including any debtor-in-possession on behalf of such Grantor) and shall, together with the rights and remedies of Collateral Agent, for the benefit of itself, the Trustee and Holders of the Notes, hereunder, inure to the benefit of Collateral Agent, Trustee and Holders of the Notes, all future holders of any instrument evidencing any of the Secured Obligations and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to Collateral Agent, for the benefit of itself, the Trustee and Holders of the Notes, hereunder. No Grantor may assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Security Agreement. Any corporation or association into which Collateral Agent may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which Collateral Agent shall be a party, or any corporation or association to which all or substantially all of the corporate trust business of Collateral Agent may be sold or otherwise transferred, shall be the successor collateral agent hereunder without any further act.

17.       COUNTERPARTS. This Security Agreement may be authenticated in any number of separate counterparts, each of which shall collectively and separately constitute one and the same agreement. This Security Agreement may be authenticated by manual signature, facsimile or, if approved in writing by Collateral Agent, electronic means, all of which shall be equally valid.

18.       GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE NOTE DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS SECURITY AGREEMENT AND THE SECURED OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH GRANTOR HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN GRANTORS, SECOND LIEN AGENT, TRUSTEE AND HOLDERS OF THE NOTES PERTAINING TO THIS SECURITY AGREEMENT OR ANY OF THE OTHER NOTE DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OF THE OTHER NOTE DOCUMENTS, PROVIDED, THAT SECOND LIEN AGENT, TRUSTEE, THE HOLDERS OF THE NOTES AND GRANTORS ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY, AND, PROVIDED, FURTHER, NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO

PRECLUDE SECOND LIEN AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE SECURED OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SECOND LIEN AGENT. EACH GRANTOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH GRANTOR HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH GRANTOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH GRANTOR AT THE ADDRESS SET FORTH ON THE SIGNATURE PAGES TO THE SECOND LIEN INDENTURE AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR FOUR (4) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

19.       WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT DISPUTES ARISING HEREUNDER OR RELATING HERETO BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG SECOND LIEN AGENT, TRUSTEE, THE HOLDERS OF THE NOTES, AND GRANTORS ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED IN CONNECTION WITH, THIS SECURITY AGREEMENT OR ANY OF THE OTHER NOTE DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO.

20.       SECTION TITLES. The Section titles contained in this Security Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

21.       NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Security Agreement. In the event an ambiguity or question of intent or interpretation arises, this Security Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Security Agreement.

22.       ADVICE OF COUNSEL. Each of the parties represents to each other party hereto that it has discussed this Security Agreement and, specifically, the provisions of Section 18 and Section 19 hereof, with its counsel.

23.       BENEFIT OF HOLDERS. All Liens granted or contemplated hereby shall be for the benefit of Collateral Agent and Trustee, each individually, and Holders of the Notes, and all proceeds or payments realized from Second Lien Collateral in accordance herewith shall be applied to the Secured Obligations (x) until the Payment in Full of all Obligations (as such terms are defined in the Intercreditor Agreement), in accordance with the terms of the Intercreditor Agreement, and (y) thereafter, in accordance with the terms of the Second Lien Indenture.

24.       COLLATERAL AGENT. In the performance of its obligations hereunder, Collateral Agent shall be entitled to all of the rights, benefits, protections and immunities afforded to it as Trustee and Collateral Agent pursuant to the Second Lien Indenture.

IN WITNESS WHEREOF, each of the parties hereto has caused this Second Lien Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

FINLAY FINE JEWELRY

CORPORATION

FINLAY JEWELRY, INC.

FINLAY MERCHANDISING & BUYING

LLC

eFINLAY, INC.

CARLYLE & CO. JEWELERS LLC

PARK PROMENADE, LLC

L. CONGRESS, INC

FINLAY ENTERPRISES, INC

By:	/s/ Bruce E. Zurlick
	Name:	Bruce E. Zurlick
	Title:	Senior Vice President, Treasurer and Chief Financial Officer

[Signature Page to Second Lien Security Agreement]

HSBC Bank USA, National Association,

as Collateral Agent

By:	/s/ JOANNE E. ILSE
	Name:	JOANNE E. ILSE
	Title:	VICE PRESIDENT

[Signature Page to Second Lien Security Agreement]

ANNEX A

TO

SECOND LIEN SECURITY AGREEMENT

DEFINITIONS

“Acknowledgment of Consignment Terms” means an acknowledgment letter substantially in the form of Exhibit B hereto.

“Code” has the meaning assigned in the Second Lien Indenture.

“Contracts” means all contracts, now owned or hereafter acquired by any Grantor, in any event, including all undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Grantor may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

“Control Letter” means a letter agreement between the Controlling Agent and (i) the issuer of uncertificated securities with respect to uncertificated securities in the name of any Grantor, (ii) a securities intermediary with respect to securities, whether certificated or uncertificated, securities entitlements and other financial assets held in a securities account in the name of any Grantor, (iii) a futures commission merchant or clearing house, as applicable, with respect to commodity accounts and commodity contracts held by any Grantor, whereby, among other things, the issuer, securities intermediary or futures commission merchant limits any security interest in the applicable financial assets in a manner reasonably satisfactory to the Controlling Agent, acknowledges the Lien of Collateral Agent, on behalf of itself, Trustee and each Holder of a Note, on such Financial Assets, and agrees to follow the instructions or entitlement orders of the Controlling Agent without further consent by the affected Grantor.

“Controlled Foreign Corporation” means “controlled foreign corporation” as defined in Section 957 of the Code.

“Controlling Agent” has the meaning assigned in the Second Lien Indenture.

“Copyright License” means any and all rights now owned or hereafter acquired by any Grantor under any written agreement granting any right to use any Copyright or Copyright registration.

“Copyright Security Agreements” means the Copyright Security Agreements made in favor of Collateral Agent, on behalf of itself, Trustee and each Holder of a Note, by each applicable Grantor.

Annex A-1

“Copyrights” means all of the following now owned or hereafter adopted or acquired by any Grantor: (a) all copyrights and General Intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

“Deposit Account Control Agreement” means an agreement, in form and substance reasonably acceptable to the Controlling Agent, executed by Finlay or applicable Guarantor, the Collateral Agent (or its agent, bailee or designee, including the First Lien Agent pursuant to and in accordance with the First Lien Collateral Documents and the Intercreditor Agreement) and the relevant financial institution, necessary to enable the Collateral Agent (or its agent, bailee or designee, including the First Lien Agent pursuant to and in accordance with the First Lien Collateral Documents and the Intercreditor Agreement) to obtain “control” (as defined in the UCC) with respect to any Deposit Account (as defined in the UCC) described therein.

“First Lien Collateral Documents” shall mean (i) the Amended and Restated Security Agreement dated as of November 9, 2007, by and among the Grantors from time to time party thereto and the First Lien Agent, as may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms of the Intercreditor Agreement, and (ii) any other “Collateral Documents” as defined in the First Lien Credit Agreement.

“First Lien Termination Date” has the meaning assigned in the Intercreditor Agreement.

“Intellectual Property” means any and all Licenses, Patents, Copyrights, Trademarks, and the goodwill associated with such Trademarks.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Grantor.

“Note Documents” means any of the Second Lien Indenture, the Notes, the Security Agreement, the Pledge Agreement, the other Collateral Documents, and all other certificates, documents, instruments or agreements executed and delivered by Finlay, any Guarantor or their respective Affiliates for the benefit of the Trustee, the Collateral Agent or any Holder of a Note in connection with the Second Lien Indenture.

“Patent License” means rights under any written agreement now owned or hereafter acquired by any Grantor granting any right with respect to any invention on which a Patent is in existence.

“Patent Security Agreements” means the Patent Security Agreements made in favor of Collateral Agent, on behalf of itself, Trustee and each Holder of a Note, by each applicable Grantor.

Annex A-2

“Patents” means all of the following in which any Grantor now holds or hereafter acquires any interest: (a) all letters patent of the United States or of any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or of any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State, or any other country, and (b) all reissues, continuations, continuations-in-part or extensions thereof.

“Termination Date” means the date on which (a) the Notes have been indefeasibly repaid in full and (b) all other Obligations under the Second Lien Indenture and the other Note Documents have been completely discharged (other than contingent obligations not then due and payable).

“Trademark License” means rights under any written agreement now owned or hereafter acquired by any Grantor granting any right to use any Trademark.

“Trademark Security Agreements” means the Trademark Security Agreements made in favor of Collateral Agent, dated as of the date hereof, on behalf of itself, each Holder of the Notes, by each applicable Grantor.

“Trademarks” means all of the following now owned or hereafter existing or adopted or acquired by any Grantor: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, that to the extent that the UCC is used to define any term herein or in any Note Document and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern; provided, further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Collateral Agent’s, Trustee’s or any Holder of a Note’s Lien on any Second Lien Collateral (as defined in Section 2(a) of the Security Agreement) is governed by the UCC as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“UCC jurisdiction” means any jurisdiction that has adopted all or substantially all of Article 9 as contained in the 2000 Official Text of the UCC, as recommended by the National

Annex A-3

Conference of Commissioners on Uniform State Laws and the American Law Institute, together with any subsequent amendments or modifications to the Official Text.

Annex A-4

EXHIBIT A

FORM OF SECOND LIEN POWER OF ATTORNEY

This Power of Attorney is executed and delivered by each of Finlay Fine Jewelry Corporation, a Delaware corporation (“Finlay”), Finlay Jewelry, Inc., a Delaware corporation (“Finlay Jewelry”), Finlay Merchandising & Buying LLC, a Delaware limited liability company (“Finlay Merchandising”), eFinlay, Inc., a Delaware corporation (“eFinlay”), Carlyle & Co. Jewelers LLC, a Delaware limited liability company (“Carlyle”), Park Promenade, LLC, a Florida limited liability company (“Park Promenade”), L. Congress, Inc., a Florida corporation (“Congress”) and Finlay Enterprises, Inc., a Delaware corporation (“Finlay Enterprises”), (Finlay, Finlay Jewelry, Finlay Merchandising, eFinlay, Carlyle, Park Promenade, Congress and Finlay Enterprises are each referred to herein individually as a “Grantor”) to HSBC Bank USA, National Association (hereinafter referred to as “Collateral Agent”), as Collateral Agent for the benefit of itself, the Trustee and Holders of the Notes, under a Second Lien Indenture and a Security Agreement, both dated as of November 26, 2008, and other related documents (the “Note Documents”). No person to whom this Power of Attorney is presented, as authority for Attorney to take any action or actions contemplated hereby, shall be required to inquire into or seek confirmation from Grantor as to the authority of Attorney to take any action described below, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to Attorney unconditionally the authority to take and perform the actions contemplated herein, and Grantor irrevocable waives any right to commence any suit or action, in law or equity, against any person or entity which acts in reliance upon or acknowledges the authority granted under this Power of Attorney. The power of attorney granted hereby is coupled with an interest, and may not be revoked or canceled by Grantor without Attorney’s written consent.

Grantor hereby irrevocably constitutes and appoints Attorney (and all officers, employees or agents designated by Attorney), with full power of substitution, as Grantor’s true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Grantor and in the name of Grantor or in its own name, from time to time in Attorney’s discretion, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of the Note Documents and, without limiting the generality of the foregoing, Grantor hereby grants to Attorney the power and right, on behalf of Grantor, without notice to or assent by Grantor, and at any time, to do the following: (a) change the mailing address of Grantor, open a post office box on behalf of Grantor, open mail for Grantor, and ask, demand, collect, give acquittances and receipts for, take possession of, endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, and notices in connection with any property of Grantor; (b) effect any repairs to any asset of Grantor, or continue or obtain any insurance and pay all or any part of the premiums therefor and costs thereof, and make, settle and adjust all claims under such policies of insurance, and make all determinations and decisions with respect to such policies; (c) pay or discharge any taxes, liens, security interests, or other encumbrances levied or placed on or threatened against Grantor or its

Exhibit A-1

property; (d) defend any suit, action or proceeding brought against Grantor if Grantor does not defend such suit, action or proceeding or if Attorney believes that Grantor is not pursuing such defense in a manner that will maximize the recovery to Attorney, and settle, compromise or adjust any suit, action, or proceeding described above and, in connection therewith, give such discharges or releases as Attorney may deem appropriate; (e) file or prosecute any claim, litigation, suit or proceeding in any court of competent jurisdiction or before any arbitrator, or take any other action otherwise deemed appropriate by Attorney for the purpose of collecting any and all such moneys due to Grantor whenever payable and to enforce any other right in respect of Grantor’s property; (f) cause the certified public accountants then engaged by Grantor to prepare and deliver to Attorney at any time and from time to time, promptly upon Attorney’s request, the following reports: (1) a reconciliation of all Accounts, (2) an aging of all Accounts, (3) trial balances, (4) test verifications of such accounts as Attorney may request, and (5) the results of each physical verification of Inventory; (g) communicate in its own name with any party to any Contract with regard to the assignment of the right, title and interest of such Grantor in and under the Contracts and other matters relating thereto; (h) to file such financing statements with respect to the Security Agreement, with or without Grantor’s signature, or to file a photocopy of the Security Agreement in substitution for a financing statement, as the Collateral Agent may deem appropriate and to execute in Grantor’s name such financing statements and amendments thereto and continuation statements which may require the Grantor’s signature; and (i) execute, in connection with any sale provided for in any Note Document, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Second Lien Collateral and to otherwise direct such sale or resale, all as though Attorney were the absolute owner of the property of Grantor for all purposes, and to do, at Attorney’s option and Grantor’s expense, at any time or from time to time, all acts and other things that Attorney reasonably deems necessary to perfect, preserve, or realize upon Grantor’s property or assets and Attorney’s Liens thereon, all as fully and effectively as Grantor might do. Grantor hereby ratifies, to the extent permitted by law, all that said Attorney shall lawfully do or cause to be done by virtue hereof.

Exhibit A-2

IN WITNESS WHEREOF, this Power of Attorney is executed by the undersigned as authorized signatory of each Grantor pursuant to the authority of its board of directors (or similar body) this ____ day of November, 2008.

FINLAY FINE JEWELRY CORPORATION

FINLAY JEWELRY, INC.

FINLAY MERCHANDISING & BUYING LLC

eFINLAY, INC.

CARLYLE & CO. JEWELERS LLC

PARK PROMENADE, LLC

L. CONGRESS, INC.

FINLAY ENTERPRISES, INC., each as a Grantor

By: _________________________________

Name:_______________________________

Title: ___________ of each above-named entity

Exhibit A-3

NOTARY PUBLIC CERTIFICATE

On this _____ day of November 2008, [officer’s name] who is personally known to me appeared before me in his/her capacity as the [title] of each of Finlay Fine Jewelry Corporation, Finlay Jewelry, Inc., Finlay Merchandising & Buying LLC, eFinlay, Inc., Carlyle & Co. Jewelers LLC, Park Promenade, LLC, L. Congress, Inc. and Finlay Enterprises, Inc. (each a “Grantor”) and executed on behalf of each Grantor the Second Lien Power of Attorney to which this Certificate is attached in favor of HSBC Bank USA, National Association, as collateral agent for itself, the Trustee and the Holders of the Notes (as such terms are defined in the Second Lien Power of Attorney).

______________________________

Notary Public

Exhibit A-4

EXHIBIT B

FORM OF ACKNOWLEDGMENT OF CONSIGNMENT TERMS

From:	HSBC Bank USA, National Association
as Trustee and Collateral Agent

452 Fifth Avenue

New York, New York 10018

Attention: Corporate Trust & Loan Agency

To:	Each Consignor (as defined below) of Consignment Inventory to the Company (as defined below) from time to time

[date]

Ladies and Gentlemen:

We understand that you have entered into consignment agreements or arrangements (as amended to date) with one or more of Finlay Fine Jewelry Corporation (“Finlay”), Carlyle & Co. Jewelers LLC (“Carlyle”), L. Congress Inc. (“Congress” and, together with Finlay, Carlyle, and their subsidiaries, the “Company”) pursuant to which from time to time you, as consignor (the “Consignor”), deliver to the Company, as consignee, certain inventory which is held for sale by the Company (the “Consignment Inventory”).

You will recall that when Finlay entered into the Fourth Amended and Restated Credit Agreement (the “Credit Agreement”), with General Electric Capital Corporation, individually and in its capacity as agent (“GECC”) for the lenders and financial institutions which are parties thereto (collectively, the “Lenders”), you acknowledged and agreed that:

(a)       irrespective of the time or order of attachment or perfection, the method of perfection, the making or order of filing of financing statements or the giving of notice with respect thereto and notwithstanding anything to the contrary contained in any document including any financing statement filed by you against the Company or any of its subsidiaries, (i) you irrevocably waived any right, title or interest (including any security interest or rights as a consignor) in, to or under any property of any kind of the Company other than Consignment Inventory, and (ii) that any right, title or interest which you may have had or acquired in Consignment Inventory of the Company would be limited to your rights as consignor, and would terminate, with respect to any item of Consignment Inventory, at such time as such item ceased to be Consignment Inventory and, in any event, would not extend to any proceeds of any kind of any Consignment Inventory;

Exhibit B-1

____________________ - __/__/__

Letter from HSBC Bank USA, National Association, as Trustee and Collateral Agent

(b)       ownership of an item of Consignment Inventory would be deemed to be retained by you until such item was sold or title was otherwise transferred (or deemed to be transferred) to a buyer, the Company or any subsidiary thereof regardless of whether you have performed any procedures to protect your ownership status with respect to such item of Consignment Inventory; and

(c)       until the Company had fully paid and performed all of its obligations to the Lenders under the Credit Agreement or any of the related loan documents, you would not take any steps to enforce or exercise any rights or remedies with respect to any inventory (other than Consignment Inventory in which you have an interest) or specifically against any proceeds of any Consignment Inventory; provided however, that the foregoing would not prohibit the commencement or maintenance of an action for collection or damages against the Company or any of its subsidiaries for any amounts payable under the consignment agreements or arrangements.

We also understand that you are aware that Finlay, Carlyle and Congress have entered into (a) an Indenture relating to certain Senior Secured Second Lien Notes due June 1, 2012 (as amended, amended and restated or otherwise modified or refinanced or replaced from time to time, the “Second Lien Indenture”), and (b) an Indenture relating to certain Senior Secured Third Lien Notes due June 1, 2012 (as amended, amended and restated or otherwise modified or refinanced or replaced from time to time, the “Third Lien Indenture” and together with the Second Lien Indenture, the “Indentures”) with HSBC Bank USA, National Association, in our capacity as trustee (the “Trustee”) for the holders (collectively, the “Holders”) of the second lien notes and the third lien notes identified in the Indentures (collectively, the “Notes”). In relation to the Indentures the Company has granted security interests in their assets to the Trustee, as collateral agent (in such capacity, the “Collateral Agent”) for the benefit of, among others, itself and the Holders (collectively, the “Secured Parties”) which are substantially the same (other than as to ranking) as the security interests granted to GECC under the Credit Agreement.

This Letter is to confirm to you that, in our capacity as Trustee and Collateral Agent under the Indentures and in reliance upon the acknowledgments and agreements made by you to GECC as described in paragraphs (a), (b) and (c) above, we acknowledge to you, on behalf of the Secured Parties, that to the extent, and only to the extent, that you agree that you will not take any steps to enforce or exercise any rights or remedies with respect to any inventory (other than Consignment Inventory in which you have an interest) until the Company has fully paid and performed all of its obligations to the Trustee, Collateral Agent and the Lenders under the Indentures or any of the related notes documents:

(1)       the Consignment Inventory is expressly excluded from the security interest granted to us, as Collateral Agent, pursuant to the Indentures until such time as such inventory ceases to be Consignment Inventory;

Exhibit B-2

____________________ - __/__/__

Letter from HSBC Bank USA, National Association, as Trustee and Collateral Agent

(2)       you, as Consignor, have a superior interest, right and lien position to the Secured Parties in any item of Consignment Inventory prior to the time that such item ceases to be Consignment Inventory, irrespective of the time or order of attachment or perfection, the method of perfection, the making or order of filing of financing statements or the giving of notice, in each case with respect to the Secured Parties’ and your interests as Consignor;

(3)       the Secured Parties waive, surrender and relinquish any rights, interest and lien, under applicable law or otherwise, that is superior to your rights, interests and liens, as Consignor, in any item of Consignment Inventory prior to the time that such item ceases to be Consignment Inventory; and

(4)       prior to the time that any item ceases to be Consignment Inventory: (i) the Consignment Inventory is owned by you, as Consignor; (ii) the Consignment Inventory has not been relied upon as collateral in providing any funds or otherwise to Consignee; (iii) you, as Consignor are free to act regarding the Consignment Inventory and any agreement(s) you may have with Consignee from time to time as you see fit; and (iv) you, as Consignor, are relying on the Secured Parties’ agreement to such terms in continuing to provide Consignment Inventory to Consignee.

Your obligations shall not be affected by any modification to the Indentures, any of the related note documents or any obligations or indebtedness created or arising thereunder, and this Letter is based on the understanding that neither the Collateral Agent nor any other Secured Party shall claim any lien on or security interest in any Consignment Inventory as defined herein until such item ceases to be Consignment Inventory.

HSBC BANK USA, NATIONAL ASSOCIATION

as Trustee and Collateral Agent

By: _______________________________

Name:
Title:

cc:	Finlay Fine Jewelry Corporation
529 Fifth Avenue, 5th Floor

New York, N.Y. 10017- 4649

Attention: Office of General Counsel

Exhibit B-3